EXHIBIT 4.2

                           FOURTH AMENDMENT AGREEMENT

     This Fourth Amendment Agreement is made as of the 28th day of November, 1999, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

     WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Applicable Commitment Fee Rate", "Applicable LIBOR Margin" and "Leverage Ratio" therefrom in their entirety and to insert in place thereof the following:

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from November 28, 1999, through the fiscal quarter ending on February 27, 2000, fifty (50) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending on November 28, 1999, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio shall be used to establish the number of basis points that will go into effect on February 28, 2000 and thereafter:

 ----------------------------------------------------- -------------------------
                                                       Applicable
 Leverage Ratio                                        Commitment Fee Rate
 ----------------------------------------------------- -------------------------

 Greater than or equal to 3.25 to 1.00                 50.00 basis points
 ----------------------------------------------------- -------------------------

 Greater than or equal to 3.00 to 1.00
 but less than 3.25 to 1.00                            37.50 basis points
 ----------------------------------------------------- -------------------------

 Greater than or equal to 2.50 to 1.00
 but less than 3.00 to 1.00                            32.50 basis points
 ----------------------------------------------------- -------------------------

 Less than 2.50 to 1.00                                25.00 basis points
 ----------------------------------------------------- -------------------------

     Changes to the Applicable Commitment Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Applicable LIBOR Margin" shall mean:

         (a) for the period from November 28, 1999, through the fiscal quarter ending on February 27, 2000, two hundred (200) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending on November 28, 1999, the number of basis points set forth in the following matrix based on the result of the computation of the Leverage Ratio shall be used to establish the number of basis points that will go into effect on February 28, 2000 and thereafter:

------------------------------------------------------ -------------------------
                                                       Applicable Margin for
Leverage Ratio                                         LIBOR Loans
 ----------------------------------------------------- -------------------------

Greater than or equal to 3.50 to 1.00                  225 basis points
------------------------------------------------------ -------------------------

Greater than or equal to 3.25 to 1.00
but less than 3.50 to 1.00                             200 basis points
------------------------------------------------------ -------------------------

Greater than or equal to 3.00 to 1.00
but less than 3.25 to 1.00                             175 basis points
------------------------------------------------------ -------------------------

Greater than or equal to 2.50 to 1.00
but less than 3.00 to 1.00                             150 basis points
------------------------------------------------------ -------------------------

Less than 2.50 to 1.00                                 125 basis points
------------------------------------------------------ -------------------------

     Changes to the Applicable LIBOR Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

          "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness (based upon the financial statements of the Companies for the most recently com-pleted fiscal quarter) to (b) Consolidated EBITDA (based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters); subject to the Proviso.

     2. The Credit Agreement is hereby amended to delete Section 5.7(a) therefrom in its entirety and to insert in place thereof the following:

          (a) INTEREST COVERAGE. Borrower shall not suffer or permit at any time the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than (i)2.00 to 1.00 on the Closing Date through November 27, 1999,
     (ii) 1.75 to 1.00 on November 28, 1999 through  August 31, 2000,  and (iii)
     2.00 to 1.00 on September 1, 2000 and thereafter, based upon the financial statements for the Companies for most recently completed four (4) fiscal quarters.

     3. The Credit Agreement is hereby amended to delete Section 5.7(b) there-from in its entirety and to insert in place thereof the following:

         (b) LEVERAGE. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i)3.65 to 1.00 on the Closing Date through November 29, 1998, (ii) 3.40 to 1.00 on November 30, 1998 through February 27, 1999, (iii) 3.25 to 1.00 on February 28, 1999 through August 30, 1999,
     (iv) 3.00 to 1.00 on August 31, 1999 through November 27, 1999, (v) 3.75 to
     1.00 on November 28, 1999 through February 27, 2000, (vi) 3.50 to 1.00 on February 28, 2000 through August 31, 2000, (vii) 3.25 to 1.00 on September 1, 2000 through December 2, 2001, and (viii) 3.00 to 1.00 on December 3, 2001 and thereafter.

         4. Concurrently with the execution of this Fourth Amendment Agreement, Borrower shall:

         (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Fourth Amendment Agreement;

         (b) pay an amendment fee to each Bank that executes this Amendment prior to 12:01 P.M.(Cleveland, Ohio time) on November 30, 1999 (each such Bank, an "Executing Bank") in an amount equal to (i) fifteen (15) basis points, times
(ii) the Total Commitment Amount, times (iii) the Commitment Percentage of such Executing Bank. Such amendment fee shall be paid to Agent for the pro rata benefit of the Executing Banks; and

         (c) pay all legal fees and expenses of Agent in connection with this Fourth Amendment Agreement.


          5. Borrower hereby represents and warrants to Agent and the Banks that(a) Borrower has the legal power and authority to execute and deliver this Fourth Amendment Agreement; (b) the officials executing this Fourth Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Fourth Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Fourth Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         6. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         7. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. This Fourth Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         9. The rights and obligations of all parties hereto shall b governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of Page Intentionally Left Blank.]

          10. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                     AMCAST INDUSTRIAL CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President and
                                              Chief Executive Officer

                                     KEYBANK NATIONAL ASSOCIATION,
                                              as Agent and as a Bank

                                     By: /s/ FRANCIS W. LUTZ
                                     -------------------------------------
                                              Francis W. Lutz, Portfolio Manager

                                     BANCA COMMERCIALE ITALIANA

                                     By: /s/ CHARLES DOUGHERTY
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ EDWARD BERMANT
                                     -------------------------------------
                                     Title: First Vice President, Deputy Manager
                                     -------------------------------------

                                     THE BANK OF NEW YORK

                                     By: /s/ EDWARD J. DOUGHERTY III
                                     -------------------------------------
                                     Title: Vice President, U.S. Commercial
                                            Banking
                                     -------------------------------------

                                     BANK ONE, NA

                                     By: /s/ RANDALL WITH
                                     -------------------------------------
                                     Title: Senior Vice President
                                     -------------------------------------


                                    CREDIT AGRICOLE INDOSUEZ
                                      (successor in interest to Caisse Nationale
                                       de Credit Agricole)

                                     By: /s/ RAYMOND A. FALKENBERG
                                     -------------------------------------
                                     Title: Vice President, Senior Relationship
                                            Manager
                                     -------------------------------------

                                     and /s/ SUSAN KNIGHT
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     COMERICA BANK

                                     By: /s/ NICHOLAS G. MESTER
                                     -------------------------------------
                                     Title: Account Officer
                                     -------------------------------------

                                     UNI CREDITO ITALIANO SPA

                                     By: /s/ CHRISTOPHER J. ELDIN
                                     -------------------------------------
                                     Title: First Vice President & Deputy
                                            Manager
                                     -------------------------------------

                                     and /s/ GIANFRANCO BISAGNI
                                     -------------------------------------
                                     Title: First Vice President
                                     -------------------------------------

                                     SANPAOLO IMI, SPA

                                     By: /s/ LUCA SACCHI
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     and /s/ CARLO PERSICO
                                     -------------------------------------
                                     Title: Designated Group Manager
                                     -------------------------------------

                                     NATIONAL CITY BANK

                                     By: /s/ NEAL J. HINKEL
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                                     BANK ONE, INDIANA, NA. (successor by
                                        merger to NBD Bank, N.A.)

                                     By: /s/ EDWARD HATHAWAY
                                     -------------------------------------
                                     Title: First Vice President
                                     -------------------------------------


                                     THE SANWA BANK, LIMITED,
                                        CHICAGO BRANCH

                                     By: /s/ KENNETH C. EICHWALD
                                     -------------------------------------
                                     Title: First Vice President and Assistant
                                            General Manager
                                     -------------------------------------

                                     FIRSTAR BANK, NATIONAL
                                        ASSOCIATION (fka STAR BANK, N.A.)

                                     By: /s/ THOMAS D. GIBBONS
                                     -------------------------------------
                                     Title: Vice President
                                     -------------------------------------

                            GUARANTOR ACKNOWLEDGMENT

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Fourth Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                     ELKHART PRODUCTS CORPORATION
                                     WHEELTEK, INC.
                                     AS INTERNATIONAL, INC.

                                     By: /s/ DOUGLAS D. WATTS
                                     -------------------------------------
                                              Douglas D. Watts, Vice President
                                              of each of the Companies listed
                                              above

                                     AMCAST INVESTMENT SERVICES
                                              CORPORATION

                                     By: /s/ JOHN H. SHUEY
                                     -------------------------------------
                                              John H. Shuey, President